UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On June 15, 2016, Loton, Corp (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Current Report”) to report that a Petition for Relief (the “Petition”) was filed in the High Court of Justice, Chancery Division (the “Court”) on May 20, 2016 by Mr. Oliver Bengough (the “Petitioner”) against Obar Camden Holdings Limited (“OCHL”), Obar Camden Limited (“OCL”), KoKo (Camden) Limited (“KoKo UK”) (an indirect investment subsidiary of the Company), and Mr. Robert S. Ellin, the Executive Chairman and President of the Company and Director of OCHL, OCL and KoKo UK (OCHL, OCL, KoKo UK and Mr. Ellin are collectively referred to herein as the “Respondents”).

This Amendment No. 1 to the Original Current Report (this “Amendment No. 1”) is being filed by the Company to report that in connection with the Respondents’ and Petitioner’s efforts to attempt to amicably settle the Petition, the Petitioner and the Respondents entered into a Consent Order, dated as of July 20, 2016, as approved by the Court on July 22, 2016 (the “Order”), pursuant to which they agreed that:

•	Mr. Ellin will resign as a director of OCHL and OCL effective upon the appointment of a non-executive director on the boards of directors of the 2 companies (the “NED Appointment”). As of the date of this Amendment No. 1, Mr. Ellin and Mr. Bengough have mutually agreed on a certain independent third party to assume such role;
•	pending the hearing of the Petition, Mr. Ellin shall not exercise any of his consent rights under Sections 4(j), (l), (m), (n) and (t) of the Shareholders’ Agreement in Relation to Obar Camden Holdings Limited, dated as of February 12, 2014, as amended by the Variation to Shareholders Agreement, dated as of April 24, 2014 (the “Rights”);
•	if the Court dismisses the Petition, upon Mr. Ellin’s request, Mr. Bengough shall reinstate Mr. Ellin as a director of OCHL and OCL (assuming the NED Appointment takes place), and Mr. Ellin’s ability to exercise the Rights shall be reinstated as well;
•	the newly appointed non-executive director shall provide information and reports to Mr. Ellin regarding OCHL’s and OCL’s business and financial operations and such other information as Mr. Ellin shall reasonably request;
•	Mr. Bengough shall provide to the Company and Mr. Ellin unaudited management accounts of OCHL and OCL within 3 weeks of the end of each calendar month, as well as such additional information that Mr. Ellin may reasonably request;
•	Mr. Ellin can apply to the Court with 48 hours’ notice if it appears that the terms of the Order are not being complied with; and
•	the hearing of the Interim Injunction will be dismissed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP.

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: July 28, 2016